Wal-Mart Stores, Inc. Announces Early Participation Results for its Cash Tender Offer
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN, ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES ARE REQUIRED BY THE COMPANY, THE DEALER-MANAGERS AND THE INFORMATION AGENT TO INFORM THEMSELVES ABOUT, AND TO OBSERVE, ANY SUCH RESTRICTIONS.
BENTONVILLE, Ark., October 23, 2017 -- Wal-Mart Stores, Inc. (NYSE: WMT) (“Walmart” or the “Company”) announced today results as of the Early Participation Date (as defined below) for its previously announced offer to purchase the Company’s 6.500% Notes due 2037, 6.200% Notes due 2038, 5.625% Notes due 2040, 5.625% Notes due 2041, 5.25% Notes due 2035, 5.000% Notes due 2040, 4.875% Notes due 2040, 4.750% Notes due 2043, 4.300% Notes due 2044, 4.000% Notes due 2043, 5.875% Notes due 2027, 4.125% Notes due 2019 and 3.625% Notes due 2020 (collectively, the “Securities”) (such offer to purchase, the “Tender Offer”). The Tender Offer will expire at 11:59 p.m., New York City time, on November 3, 2017, unless such deadline is extended by the Company (such date and time, as the same may be extended in respect of the Tender Offer, the “Expiration Date”). Capitalized terms used in this announcement but not defined herein have the meanings given to them in the Offer to Purchase (as defined below).
As previously announced, the Early Participation Date for the Tender Offer was 5:00 p.m., New York City time, on October 20, 2017 (the “Early Participation Date”). The Early Participation Date was not extended. Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on October 20, 2017, and were not extended. Accordingly, Securities tendered in the Tender Offer may no longer be withdrawn. Subject to the satisfaction or waiver of the conditions to the Tender Offer (other than the Financing Condition, which the Company announced has been satisfied), the Company intends to accept for purchase all Securities validly tendered in the Tender Offer (and not validly withdrawn) at or prior to the Early Participation Date. The early payment date for the Tender Offer will be promptly following the Early Participation Date and is expected to be on or about October 24, 2017.

The Tender Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 6, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”). Consummation of the Tender Offer is subject to certain conditions as described in the Offer to Purchase (other than the Financing Condition, which has been satisfied as noted above). Copies of the Offer Documents are available from the Information Agent as set forth below.
The applicable “Reference Yield” and resulting “Total Consideration” payable per $1,000 principal amount for each series of Securities subject to the Tender Offer will be determined with respect to such series of Securities at 10:00 a.m., New York City time, on October 23, 2017.
The aggregate principal amount of the Securities of each series that were validly tendered and not validly withdrawn in the Tender Offer at or prior to the Early Participation Date is set forth in Table I below.

Table I
Title of Security	Security Identifiers	Applicable Maturity Date/Par Call Date	Principal Amount Outstanding (millions)	Acceptance Priority Level	Aggregate Principal Amount Tendered as of the Early Participation Date	Percent of Amount Outstanding Tendered as of the Early Participation Date
6.500% Notes due 2037	CUSIP: 931142 CK7 ISIN: US931142CK74	August 15, 2037	$1,762	1	$310,786,000	17.64%
6.200% Notes due 2038	CUSIP: 931142 CM3 ISIN: US931142CM31	April 15, 2038	$1,822	2	$709,742,000	38.94%
5.625% Notes due 2040	CUSIP: 931142 CS0 ISIN: US931142CS01	April 1, 2040	$1,250	3	$382,319,000	30.59%
5.625% Notes due 2041	CUSIP: 931142 DB6 ISIN: US931142DB66	April 15, 2041	$2,000	4	$679,713,000	33.99%
5.25% Notes due 2035	CUSIP: 931142 CB7 ISIN: US931142CB75	September 1, 2035	$2,500	5	$407,061,000	16.28%
5.000% Notes due 2040	CUSIP: 931142 CY7 ISIN: US931142CY78	October 25, 2040	$1,250	6	$605,143,000	48.41%
4.875% Notes due 2040	CUSIP: 931142 CV3 ISIN: US931142CV30	July 8, 2040	$750	7	$276,997,000	36.93%
4.750% Notes due 2043	CUSIP: 931142 DK6 ISIN: US931142DK65	October 2, 2043/ April 2, 2043	$750	8	$317,440,000	42.33%
4.300% Notes due 2044	CUSIP: 931142 DQ3 ISIN: US931142DQ36	April 22, 2044/ October 22, 2043	$1,000	9	$469,392,000	46.94%
4.000% Notes due 2043	CUSIP: 931142 DG5 ISIN: US931142DG53	April 11, 2043/ October 11, 2042	$1,000	10	$289,614,000	28.96%
5.875% Notes due 2027	CUSIP: 931142 CH4 ISIN: US931142CH46	April 5, 2027	$750	11	$206,941,000	27.59%
4.125% Notes due 2019	CUSIP: 931142 CP6 ISIN: US931142CP61	February 1, 2019	$500	12	$133,752,000	26.75%
3.625% Notes due 2020	CUSIP: 931142 CU5 ISIN: US931142CU56	July 8, 2020	$1,500	13	$660,391,000	44.03%
Copies of all announcements, press releases and notices can also be obtained from the Information Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to DTC and holders are urged to contact the Information Agent for the relevant announcements relating to the Tender Offer.
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Holders are advised to read carefully the Offer Documents for full details of and information on the procedures for participating in the Tender Offer.
Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Credit Suisse and Goldman Sachs, the “Pricing Joint Lead Dealer-Managers”), BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint lead dealer-managers (such banks together with the Pricing Joint Lead Dealer-Managers, the “Joint Lead Dealer-Managers”), Barclays Capital Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Santander Investment Securities Inc., Standard Chartered Bank and U.S. Bancorp Investments, Inc. are acting as senior co-dealer-managers (the “Senior Co-Dealer-Managers”) and CastleOak Securities, L.P. and Samuel A. Ramirez & Company, Inc. are acting as co-dealer managers (collectively, with the Joint Lead Dealer-Managers and the Senior Co-Dealer-Managers, the “Dealer-Managers”) in connection with the Tender Offer. Global Bondholder Services Corporation is acting as information agent (the “Information Agent”) and depositary (the “Depositary”) in connection with the Tender Offer.
Questions regarding the terms of the Tender Offer and requests for assistance in connection with the Tender Offer may be directed to Credit Suisse, Goldman Sachs, Wells Fargo Securities or the Information Agent at their addresses and telephone numbers set forth below:

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010 Toll-Free: (800) 820-1653 Collect: (212) 325-2476 Attn: Liability Management Group	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Toll-Free: (800) 828-3182 Collect: (212) 902-6595 Attn: Liability Management Group	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Toll-Free: (866) 309-6316 Collect: (704) 410-4760 Attn: Liability Management Group

Questions concerning tender procedures and requests for assistance or copies of the Offer to Purchase and the Letter of Transmittal should be directed to the Information Agent.
Global Bondholder Services Corporation
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Email: contact@gbsc-usa.com
http://www.gbsc-usa.com/Wal-Mart/

Banks and Brokers call: (212) 430-3774
U.S. Toll Free: (866) 924-2200
International call: 001-212-430-3774

DISCLAIMER    This announcement must be read in conjunction with the Offer Documents. This announcement and the Offer Documents contain important information which should be read carefully before any decision is made with respect to the Tender Offer. If you are in any doubt as to the contents of this announcement or the Offer Documents or the action you should take, you are recommended to seek your own financial and legal advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Securities are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Dealer-Managers, the Information Agent, the Depositary and the Company makes any recommendation as to whether holders should tender their Securities for purchase pursuant to the Tender Offer.
None of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Securities or the Tender Offer contained in this announcement or in the Offer Documents. None of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates is acting for any holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer, and, accordingly, none of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates assumes any responsibility for any failure by the Company to disclose information with regard to the Company or Securities which is material in the context of the Tender Offer and which is not otherwise publicly available.
General
Neither this announcement, the Offer Documents nor the electronic transmission thereof constitutes an offer to buy or the solicitation of an offer to sell Securities (and tenders of Securities for purchase pursuant to the Tender Offer will not be accepted from holders) in any circumstances in which such offer or solicitation is unlawful. The Company is not aware of any jurisdiction where the making of the Tender Offer is not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Tender Offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Tender Offer. If, after such good faith effort, the Company cannot comply with any such applicable laws, the Tender Offer will not be made to the holders of Securities residing in each such jurisdiction.
In any jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer in any such jurisdiction, the Tender Offer shall be deemed to be made on behalf of the Company by such Dealer-Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
By tendering your Securities, or instructing your custodian to tender your Securities, pursuant to the Tender Offer, you are representing and warranting that you are not a person to whom it is unlawful to make an invitation to tender pursuant to the Tender Offer under applicable law, and you have observed (and will observe) all laws of relevant jurisdictions in connection with your tender. Each holder participating in the Tender Offer will be deemed to give certain representations as set out in the Offer to Purchase under the heading “The Tender Offer-Procedures for Tendering Securities.” If you are unable to make these representations, your tender of Securities for purchase may be rejected. Each of the Company, the Dealer-Managers, the Depositary and the Information Agent reserves the right, in its sole and absolute discretion, to investigate, in relation to any tender of Securities for purchase pursuant to the Tender Offer, whether any such representation given by a holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender or submission may be rejected.
About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 260 million customers and members visit our more than 11,600 stores under 59 banners in 28 countries and e-commerce websites in 11 countries. With fiscal year 2017 revenue of $485.9 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “estimate,” “deliver” and “target” and similar expressions are intended to identify the Company's forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and the Company's ability to complete the Tender Offer. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control, which could cause the Company's actual results to differ materially from those indicated in the Company's forward-looking statements. Please see the Cautionary Statement Regarding Forward-Looking Statements in the Offer to Purchase, as well as the Company's risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and in the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2017. Wal-Mart Stores, Inc. disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.